Exhibit 99.7

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C. 20006

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2020

AMALGAMATED BANK

(Exact name of registrant as specified in its charter)

New York	13-4920330
(State or other jurisdiction of incorporation)	(IRS employer identification no.)

275 Seventh Avenue, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-8988

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	AMAL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2020, the Board of Directors of Amalgamated Bank (the “Company”) amended and restated in its entirety the bylaws of the Company (the “Amended and Restated Bylaws”) to permit the Company to hold stockholders meetings solely by means of remote communication, to the extent permitted by applicable law, and to include a new Article II, Section 12 that outlines the process for holding a meeting of stockholders of the Company solely by means of remote communication, to the extent permitted by applicable law. The Amended and Restated Bylaws were deemed effective April 6, 2020.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws which is attached hereto as Exhibit 3.1 and is incorporated herein by reference to this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1 Bylaws of Amalgamated Bank, as amended and restated through April 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED BANK

By:	/s/ Keith Mestrich
Name:	Keith Mestrich
Title:	Chief Executive Officer and President

Date: April 6, 2020

2

BY-LAWS

OF

AMALGAMATED BANK

Amended and Restated

as of April 6, 2020.

ARTICLE VI

OFFICERS

Section 1. General; Functions and Duties	17

Section 2. Appointment, Term and Removal.....................................................................	17

Section 3. President	18

Section 4. Vice Presidents..................................................................................................	18

Section 5. Chief Financial Officer	18

Section 6. Secretary	18

Section 7. Compensation	18

ARTICLE VII

INDEMNIFICATION

Section 1. Indemnification	19

ARTICLE VIII

SURETY BOND

Section 1. Bond	19

ARTICLE IX

EXECUTION OF INSTRUMENTS

Section 1. Authorized Signatures	20

ARTICLE X

CERTIFICATES AND TRANSFERS OF STOCK

Section 1. Transfer of Stock	20

Section 2. Certificates	20

Section 3. Execution	21

Section 4. Lost, Stolen or Destroyed Certificates of Stock................................................	21

ARTICLE XI

AMENDMENTS

Section 1. Amendments to By-Laws	21

Section 2. Amendments to Organization Certificate	21

ARTICLE XII

AUDIT

Section 1. Audit	21

ARTICLE XIII

MISCELLANEOUS

Section 1. Books	22

Section 2. Dividends	22

Amended and Restated

as of April 6, 2020

BY-LAWS

OF

AMALGAMATED BANK

ARTICLE I

LOCATION OF OFFICES AND CORPORATE SEAL

Section 1. Offices. The location of the principal office of Amalgamated Bank (the “Bank”) shall be 275 Seventh Avenue, in the Borough of Manhattan, in the City of New York, or such other location within the State of New York as the Board of Directors (the “Board”) may lawfully determine. The Board may from time to time and at any time establish other offices of the Bank or branches of its business at whatever location or locations within or without the United States of America as it may deem expedient and as permitted by law.

Section 2. Corporate Seal. The corporate seal of the Bank shall bear the name of the Bank and such other words, devices and inscriptions as the Board shall prescribe. The presence of the corporate seal on a written instrument purporting to be executed by authority of the Bank shall be evidence that the instrument was so executed.

( Impression )

(    of     )

(    Seal    )

ARTICLE II

STOCKHOLDERS

Section 1. Location of Stockholders’ Meetings. All meetings of the stockholders of the Bank shall be held at the principal office of the Bank or at such other location within or without the City of New York, or no location, solely by means of remote communication to the extent permitted by applicable law and subject to Article II, Section 12 in these By-laws, as may be fixed by the Board.

Section 2. Annual Stockholders’ Meetings. A meeting of stockholders shall be held annually for the election of directors and the transaction of other business during any of the first four months of each calendar year, but not later than thirteen months from the date of the previous annual meeting and not on a legal holiday, or on a later date to the extent permitted by applicable law.

Section 3. Special Stockholders’ Meeting.

(a) A special meeting of stockholders may be held for any purpose, unless otherwise proscribed by statute, and may be called by the Board, the Chair, any Vice Chair or the President, shall be called by the Chair whenever such a meeting is requested in writing by two-thirds of the

Board, and shall be called by the President whenever such a meeting is requested in writing by the holders of not less than two-thirds of the outstanding shares of the Bank entitled to vote at the meeting requested to be called. At any special meeting only such business may be transacted as is related to the purpose or purposes stated in the notice thereof.

(b) No stockholder may demand that the President call a special meeting of the stockholders unless a stockholder of record has first submitted a request in writing that the Board fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the President call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the President at the principal executive offices of the Bank. To be in proper form for purposes of this Article II, Section 3, a request by a stockholder for the Board to fix a Demand Record Date shall set forth:

i.	As to each Requesting Person (as defined below), the Stockholder Information (as defined in Article II, Section 11(a)(ii)(a));

ii.

As to the purpose or purposes of the special meeting, (a) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any interest in such business of each Requesting Person, and (b) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

iii.

If directors are proposed to be elected at the special meeting, the Nominee Information (as defined in Article II, Section 11(a)(ii)(b)) and the director questionnaire (as required under Article II, Section 11(a)(ii)(d)) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Article II, Section 3, the term “Requesting Person” shall mean (1) the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the President of the Bank call a special meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (3) any affiliate or associate of such stockholder or beneficial owner.

(c) Within ten days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Article II, Section 3 from any stockholder of record, the Board may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the President call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board. If no resolution fixing a Demand Record Date has been adopted by the Board within the ten day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth day after the date on which such a request is received. Notwithstanding anything in this Article II, Section 3 to the contrary, no Demand Record Date shall be fixed if the Chair of the Board determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Article II, Section 3(e).

(d) Without qualification, a special meeting of the stockholders shall not be called pursuant to Article II, Section 3 unless stockholders of record as of the Demand Record Date who hold, in the aggregate, of not less than two-thirds of the outstanding shares of the Bank entitled to vote at the meeting requested to be called (the “Requisite Percentage”), timely provide one or more demands to call such special meeting in writing and in proper form to the President at the principal executive offices of the Bank. Only stockholders of record on the Demand Record Date shall be entitled to demand that the President call a special meeting of the stockholders pursuant to Article II, Section 3. To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Bank not later than the sixtieth day following the Demand Record Date. To be in proper form for purposes of this Article II, Section 3, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Article II, Section 3 of a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the President at any time prior to the special meeting. If any such revocation(s) are received by the President after the President’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the special meeting (any such special meeting of the stockholders that has been called may be canceled by resolution of the Board upon public notice given prior to the time previously scheduled for such special meeting of stockholders).

(e) The President shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Article II, Section 3, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth day after the President receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the President of such demand to call a special meeting.

(f) After receipt of demands in proper form and in accordance with this Article II, Section 3 from a stockholder or stockholders holding the Requisite Percentage, the Board shall direct the President of the Bank to duly call, and the Board shall determine the location, if any, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Bank. Notwithstanding anything in these By-laws to the contrary, the Board may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Article II, Section 7 of these By-laws. The Board shall direct the Bank to provide written notice of such special meeting to the stockholders in accordance with Article II, Section 4.

(g) In connection with a special meeting called in accordance with this Article II, Section 3, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Article II, Section 3 or who delivered a demand to call a special meeting to the President shall further update and supplement the information previously provided to the Bank in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Article II, Section 3 shall be true and correct as of the record date for notice of the special meeting and as of the date that is ten business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the President at the principal executive offices of the Bank not later than five business days after the record date for notice of the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the special meeting or any adjournment or postponement thereof); provided, that this Article II, Section 3(g) shall not permit any such stockholder(s) to change any proposed business or nominee (or add any proposed business or nominee), as the case may be.

(h) Notwithstanding anything in these By-laws to the contrary, the President shall not be required to call a special meeting pursuant to this Article II, Section 3 except in accordance with this Article II, Section 3. If the Chair of the Board shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Article II, Section 3, or shall determine that the stockholder or stockholders requesting that the Board fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Article II, Section 3, then the Board shall not be required to fix such record date, the President shall not be required to call the special meeting and the Bank shall not be required to hold the special meeting. In addition to the requirements of this Article II, Section 3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

Section 4. Notice of Stockholders’ Meeting. Written notice of each meeting of stockholders shall be given at least ten, but no more than fifty, days prior to the date of such meeting. Such notice shall be signed by the President or by any other executive officer of the Bank so designated by the Board, and shall state the location, if any, date, hour and purpose or purposes of the meeting and shall be mailed, postage prepaid, or personally delivered, to each stockholder entitled to vote at such meeting, at the address as it appears on the record of stockholders, or if a stockholder shall have filed with the Secretary a written request that notice be mailed to some other address, then directed to such stockholder at such other address.

Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting. If at any meeting action is proposed to be taken which would, if taken, entitle objecting stockholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

Section 5. Stockholder Votes and Proxies. Each stockholder of record shall have one vote for each share of stock of the Bank with voting rights registered in his name on the books of the Bank as of the established record date. Stockholders shall have the right to vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or his duly authorized agent, and bearing a date not more than eleven months prior to the stockholders’ meeting. A stockholder or his agent or attorney in fact may appoint a proxy to vote or otherwise act for him, including giving waivers and consents, by signing an appointment form or by an electronic transmission of appointment. The electronic transmission must contain or be accompanied by sufficient information to determine that the transmission appointing the proxy is authorized. A proxy must have an effective date. If not dated by the person giving the proxy, the effective date of the proxy is the date on which it is received by the person appointed to serve as proxy, and that date must be noted by the appointee on the appointment form. An appointment of a proxy is effective when the appointment form or electronic transmission is received by the Secretary of the meeting or other officer or agent authorized to tabulate votes. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his legal representative or assigns, except in such cases where an irrevocable proxy permitted under the New York Banking Law shall have been given. No director, officer, or employee of the Bank shall act as a proxy. The Secretary, with the assistance of such agents as may be designated by the Secretary, shall make all determinations of the validity of proxies presented and ballots cast.

Section 6. Quorum. The holders of a majority of shares issued, outstanding, and entitled to vote, present in person or by proxy at a duly constituted meeting of stockholders, shall constitute a quorum to transact business, including the election of directors, except where the vote of a higher percentage of the shares issued, outstanding and entitled to vote shall be required by the Organization Certificate or these By-laws, in which case such higher percentage shall be necessary to constitute a quorum with respect to the relevant matter. Once present, a quorum shall not be broken by the subsequent withdrawal of any stockholder and the concurring vote of a majority of the shares constituting a quorum shall be valid and binding, except as may be otherwise specifically provided by statute, the Organization Certificate or these By-laws.

Section 7. Record Date. For the purpose of determining the stockholders that are entitled to vote for the election of directors, to receive payment of a dividend or for any other purpose, the Board may fix a record date, which record date shall be not less than ten days nor more than fifty days prior to the meeting, the payment of the dividend or the other action to be taken.

Section 8. Adjournment of Stockholders’ Meetings. The stockholders present at a duly constituted meeting of stockholders may adjourn such meeting by a vote of the holders of a majority of the shares entitled to vote thereat and held by such holders, whether or not a quorum is present. No further notice of the adjourned meeting need be given to stockholders if the time and location (or no location, solely by means of remote communication subject to Article II, Section 12 in these By-laws) to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If subsequent to adjournment, however, the Board fixes a new record date for the adjourned meeting, notice of such meeting and the record date shall be given to each stockholder of record. Any business may be transacted at the adjourned meeting that might have been transacted during the original meeting.

Section 9. Inspectors. In advance of any meeting of the stockholders, the Board may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the chair of the meeting may, and upon the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Such inspectors shall sign an oath to faithfully execute with impartiality and in good faith the duties of inspector, which shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the presence of a quorum, and the validity and effect of the proxies. Inspectors shall also receive votes, ballots, or consents, and hear and decide all challenges and questions arising from the voting process, count and tabulate all votes, determine the result of the votes and do such acts as are appropriate to conduct the election or vote in a fair manner. No director or officer of the Bank shall be eligible to act as an inspector at the election of directors.

Section 10. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent of stockholders given in accordance with this provision shall have the same effect as a unanimous vote of stockholders.

Section. 11. Matters Considered at Stockholders Meetings.

(a)	Annual Meetings of Stockholders

i.

Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Bank’s notice of meeting, (B) by or at the direction of the Board or the Chair of the Board or (C) by any stockholder of the Bank who (1) was a stockholder of record at the time of giving of notice provided for in this Article II, Section 11 and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Article II, Section 11 (including, without limitation, by providing any updates or supplements at the times and in the forms required by Article II, Section 11(a)(ii)(E)) as to such business or nomination. The foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Bank’s notice of meeting) before an annual meeting of stockholders.

ii.

Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Article II, Section 11(a)(i)(C), the stockholder must have given timely notice thereof in writing to the President of the Bank and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the President at the principal executive offices of the Bank not earlier than the close of business on the one hundred twentieth day and not later than the close of business on the ninetieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred days prior to the date of such annual meeting, then the tenth day following the day on which public announcement of the date of such meeting is first made by the Bank. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form, a stockholder’s notice (whether given pursuant to this Article II, Section 11(a)(ii) or Article II, Section 11(b)) to the President must:

A. set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Bank’s books, and of such beneficial owner, if any, (2) (i) the class or series and number of shares of the Bank which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Bank or with a value derived in whole or in part from the value of any class or series of shares of the Bank, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Bank or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Bank, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Bank, (iv) any short interest in any security of the Bank (for purposes of this Article II, Section

11(a)(ii) a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Bank owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Bank, (vi) any proportionate interest in shares of the Bank or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vii) any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Bank or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date), (viii) any pending or threatened legal proceeding in which such stockholder or such beneficial owner is a party or participant involving the Bank or any of its officers or directors, or any affiliate of the Bank, (ix) any other material relationship between such stockholder or such beneficial owner, on the one hand, and the Bank, any affiliate of the Bank or any principal competitor of the Bank, on the other hand, and (x) to the extent known to such stockholder or such beneficial owner, the name(s) of any other stockholder(s) of the Bank (whether holders of record of beneficial owners) that support the business that the stockholder proposes to bring before the meeting or the nominees whom the stockholder proposes to nominate for election or reelection to the Board, as applicable, (3) a representation of such stockholder and such beneficial owner, if any, that such person (or a qualified representative thereof) intends to appear in person at the meeting, and (4) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (the disclosures to be made pursuant to the foregoing clauses (1), (2), (3) and (4) are referred to herein as the “Stockholder Information”);

B. if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting in addition to the information required by Article II, Section 11(a)(ii)(A), set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (2) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

C. in addition to the information required by Article II, Section 11(a)(ii)(A), set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to herein as the “Nominee Information”);

D. with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Article II, Section 11(c). The Bank may require any proposed nominee to furnish such other information as may reasonably be required by the Bank to determine the eligibility of such proposed nominee to serve as an independent director of the Bank or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and

E. a stockholder giving the notice shall update and supplement its notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11(a)(ii) shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the President at the principal executive offices of the Bank not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof); provided, that this Article II, Section 11(a)(ii)(E) shall not permit any such stockholder(s) to change any proposed business or nominee (or add any proposed business or nominee), as the case may be.

iii.

Notwithstanding anything in the second sentence of Article II, Section 11(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of stockholders is increased and there is no public announcement by the Bank naming all of the nominees for director or specifying the size of the increased Board at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article II, Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the President at the principal executive offices of the Bank not later than the close of business on the tenth day following the day on which such public announcement is first made by the Bank.

(b)	Special Meetings of Stockholders.

i.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Bank’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Bank’s notice of meeting (A) by or at the direction of the Board, or (B) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Bank who (1) is a stockholder of record at the time of giving of notice provided for in this Article II, Section 11(b) and at the time of the special meeting, (2) is entitled to vote at the meeting, and (3) complies with the notice procedures set forth in this Article II, Section 11(b) as to such nomination (including, without limitation, by providing all information required to be provided with respect to such nominating stockholder, including, without limitation, by providing any updates or supplements at the times and in the forms required by Article II, Section 11(a)(ii)(E)). In the event the Bank calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Bank’s notice of meeting, if the stockholder’s notice (in proper form) required by Article II, Section 11(a)(ii) with respect to any nomination (including, without limitation, the completed and signed questionnaire, representation and agreement required by Article II, Section 11(c) and the information with respect to such nominating stockholder required by Article II, Section 11(a)(ii)) shall be delivered to the Secretary at the principal executive offices of the Bank not earlier than the close of business on the one hundred twentieth day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred days prior to the date of such special meeting, then the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)	Submission of Questionnaire, Representation and Agreement.

i.

To be eligible to be a nominee of a stockholder of the Bank for election or reelection as a director of the Bank, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Article II, Section 11) to the Secretary at the principal executive office of the Bank a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Bank, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Bank or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Bank, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Bank with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Bank, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Bank.

(d)	General.

i.	Only such persons who are nominated in accordance with the procedures set forth in this Article II, Section 11 shall be eligible to serve as directors and only such business

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shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 11. Except as otherwise provided by law, the Organization Certificate or these By-laws, the chair of the meeting shall have the power to determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article II, Section 11 and, if any proposed nomination or business is not in compliance with this Article II, Section 11, to declare that such defective proposal or nomination shall be disregarded.

ii.

For purposes of this Article II, Section 11, a “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Bank with the Federal Deposit Insurance Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

iii.

Notwithstanding the foregoing provisions of this Article II, Section 11, all director nominations are subject to any required regulatory approval(s), and a proposed director will not be entitled to vote on any matter or otherwise take any action in the capacity of a director until all required regulatory approvals, if any, have been obtained. In addition, notwithstanding the foregoing provisions of this Article II, Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 11; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article II, Section 11(a)(i)(C) or Article II, Section 11(b). Nothing in Article II, Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Bank’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

iv.

Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Bank to present the nomination or proposal in compliance with the stockholder’s representation required by Article II, Section 11(a)(ii)(A)(3), such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Bank. For purposes hereof, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing complying with Article II, Section 5 to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing, or a reliable reproduction thereof, at the meeting of stockholders.

Section 12. Meeting Attendance via Remote Communication Equipment. To the extent permitted by applicable law, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at the meeting of the stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in the meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated location or solely by means of remote communication, provided that (A) the Bank shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Bank shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Bank.

ARTICLE III

DIRECTORS

Section 1. Powers of the Board. The Board shall have the power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, these By-laws, or the Organization Certificate, all corporate powers of the Bank shall be vested in and may be exercised by said Board.

Section 2. Election, Number of Directors and Declassification. The entire number of directors constituting the Board shall be the number, not less than seven nor more than twenty-one, fixed from time to time by a majority of the entire Board prior to any increase or decrease, provided, however, that no decrease shall shorten the term of any incumbent director. The term “entire Board” refers to the total number of directors which the Board is authorized to have without regard to vacancies. No more than one-third of the directors shall be officers or employees of the Bank. Any reduction in the number of directors shall be reported to the New York Superintendent of Banks within ten days after such occurrence, as shall any vacancy on the Board, including newly created but unfilled directorships resulting from an increase by the Board in the number of directors.

Section 3. Board Vacancies: Resignation and Removal of Directors. Any director may resign from the Board or from any committee thereof at any time upon written notice to the Board, the Chair, any Vice Chair or the President. Unless otherwise specified in the notice of resignation, such resignation shall take effect upon receipt of notice thereof. The acceptance of a resignation shall not be necessary to render it effective. Any one or more of the directors may be removed from the Board for cause by a majority vote of the stockholders or the Board. All vacancies in the office of director not exceeding one-third of the entire Board may be filled by the vote of a majority of the incumbent directors. All vacancies exceeding one-third of the entire Board shall be filled by the vote of a majority of stockholders entitled to vote thereon.

Section 4. Oath. Upon notification of election or reelection, each director-elect shall execute and transmit to the Superintendent of Banks an oath that he or she will diligently and honestly administer the affairs of the Bank, and will not knowingly violate or willingly permit to be violated, any of the provisions of law applicable to the Bank. Such oath shall be certified by an officer authorized by law to administer oaths.

Section 5. Annual Meetings of the Board. An annual meeting of the Board shall be held at any location (or no location, solely by means of remote communication subject to Article III, Section 16 in these By-laws) within or without this state as may be fixed by the Board, and at any time within twenty-five days following the annual meeting of stockholders.

Section 6. Regular and Special Meetings. Regular and special meetings of the Board may be held at any location (or no location, solely by means of remote communication subject to Article III, Section 16 in these By-laws) within or without this state, unless otherwise provided by these By-laws. To the extent permitted by New York law, the Board shall hold a regular monthly meeting at least six times each year, provided, however, that during any three consecutive calendar months the Board shall meet at least once. If the Board does not satisfy the requirements of New York law entitling the Bank to hold Board meetings as described in the immediately preceding sentence, the Board shall hold a regular monthly meeting at least ten times each year, provided, however, that during any three consecutive calendar months the Board shall meet at least twice. Special meetings of the Board shall be held upon the oral or written request of the President, Chair, Vice Chair or one-third or more of the entire Board. The Chair of the Board shall preside at all meetings of the Board. In the Chair’s absence, the Vice Chair, or, if the Vice Chair is absent or no Vice Chair has been appointed, the President shall preside at meetings of the Board, including annual meetings.

Section 7. Notice of Annual. Regular and Special Board Meetings. The time and location of annual, regular and special Board meetings shall be fixed by the Board and notice thereof shall be given to each director as soon as practicable thereafter, and in any event at least two business days prior to the meeting. Notice of a meeting of the Board need not be given to any director who submits a signed waiver of notice, whether before or after the meeting as to which such waiver relates, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

Section 8. Chair of the Board. The Chair of the Board shall be selected from among the members of the Board and shall preside at all meetings of the Board, except where otherwise provided by these By-laws. The Chair shall perform all duties as may be prescribed by law, the Board or these By-laws.

Section 9. Vice Chair of the Board. A Vice Chair of the Board may be selected from among the members of the Board. The Vice Chair, if appointed, shall perform all duties as may be assigned to him or her by the Chair of the Board or as prescribed by law, the Board or these By-laws.

Section 10. Quorum: Action of the Board. While the Investors Rights Agreement, dated April 11, 2012, by and among the Bank, WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., WLR Recovery Fund V, L.P., Yucaipa Corporate Initiatives Fund II, L.P., Yucaipa Corporate Initiatives (Parallel) Fund II, L.P. and each of the Key Holders (as such term in defined in such agreement) (the “2012 Investor Rights Agreement”) is in effect, sixty percent of the entire Board shall constitute a quorum thereof, which shall be necessary to transact any and all business by the Board, and except where otherwise provided by law or these By-laws, the affirmative vote of at least a majority of the entire Board at a meeting, if a quorum is then present at such meeting, shall be an act of the Board. However, upon the termination of the 2012 Investor Rights Agreement, a majority of the entire Board shall constitute a quorum thereof, which shall be necessary to transact any and all business by the Board, and except where otherwise provided by law or these By-laws, the affirmative vote of at least a majority of the entire Board at a meeting, if a quorum is then present at such meeting, shall be an act of the Board.

Section 11. Adjournment of Board Meetings. A majority of the directors present, whether or not a quorum is present at a duly constituted meeting thereof, may adjourn any meeting of the Board to another time and place. Notice of any adjournment of any meeting of the Board to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 12. Action Without Meeting. To the extent permitted by applicable law, any action required or permitted to be taken at a meeting of the Board or any committee thereof may be taken by directors without a meeting if all of the members of the Board or any committee thereof consent in writing. Written consent of the directors given in accordance with this provision shall have the same effect as a unanimous vote of the entire Board. Such writing shall be filed with the minutes of the proceedings of the Board or committee thereof.

Section 13. Minutes. The Board shall ensure that the minutes of its proceedings and any reports to the Board delivered by any state or federal banking agency regarding the condition and operations of the Bank are recorded.

Section 14. Compensation for Directors. The Board shall have authority to fix reasonable compensation for each director.

Section 15. Committees. The Board by resolution adopted by a majority of the entire Board shall designate from among its members an Executive Committee of the Board. The Board may also appoint or provide for such other committees consisting of directors, officers, or other persons having such powers and functions in the management of the Bank as may be provided by the Board. All committee members shall be appointed by the affirmative vote of a majority of the Board and shall have such powers and functions in the management of the Bank as may be expressly provided in these By-laws, by the Board or by statute.

Section 16. Presence at Meeting by Telephone. Members of the Board or any committee thereof may participate in a meeting of the Board or any committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting.

Section 17. Actions Requiring Board or Board and Stockholder Approval. While the 2012 Investors Rights Agreement is in effect, none of the actions listed in Section 5.1 or 5.2 of the 2012 Investor Rights Agreement shall be taken unless such action has been approved, consented to, or waived as provided therein.

Section 18. Supermajority Approval for Termination of Pension Plan. Any decision by the Board to withdraw, in a complete or partial withdrawal, from the Consolidated Retirement Fund (the “CRF”), or to amend its participation in the CRF in a manner materially detrimental to its participants, shall require approval by not less than two thirds of the disinterested Board members with such vote to be held at a Board meeting at which all Board members are given notice and an opportunity to participate in the discussion. In making such decision, the directors shall take into account each of the factors set forth in Section 7015(2) of the New York Banking Law and that the Bank is committed, as part of its mission and marketing efforts, to progressive pay policies for its employees.

ARTICLE IV

EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

Section 1. Composition of Executive Committee. There shall be an Executive Committee of the Board, consisting of at least five directors. The Chair of the Board shall be the Chair of the Executive Committee or, in his or her absence, the Vice Chair of the Board, if a Vice Chair has been appointed, shall be the Chair of the Executive Committee.

Section 2. Meetings: Quorum. The Executive Committee shall meet at least once in each thirty day period during which the Board does not meet, and may meet at any other time upon oral or written notice to all members by any member of the Committee. A majority of the total number of members of the Executive Committee shall constitute a quorum thereof, which shall be necessary for the transaction of any business by the Committee. The affirmative vote of a majority of the members of the Executive Committee present at a meeting thereof shall be required for the Executive Committee to act. The Committee shall keep minutes of its meetings.

Section 3. Powers. Except as prohibited by law and these By-laws, the Executive Committee shall have the authority to act for the entire Board. The Executive Committee shall not be authorized to declare dividends, approve issuances of stock, elect directors to fill vacancies on the Board or on any committee established by the Board, fix directors’ compensation, elect the Chair or Vice Chair of the Board or the President, submit to stockholders any action that requires stockholder approval, amend or repeal these By-laws or adopt new By-laws, amend or repeal any resolution of the Board which by its terms shall not be amended or repealed without the approval of the entire Board or take any other action not authorized by law or these By-laws.

Section 4. Vacancies. Vacancies on the Executive Committee shall be filled by the Board at any regular meeting of the Board or at a special meeting called for such purpose.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 1. Designation of Committees. The Board, by resolution or resolutions adopted by a majority of the entire Board, may designate from among its members any other committee, each consisting of one or more directors, and may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Each other committee so designated shall have such name as may be provided from time to time in the resolution or resolutions, shall serve at the pleasure of the Board and shall have, to the extent provided in such resolution or resolutions, all the authority of the Board except as otherwise provided by law.

Section 2. Independent Nominee Selection Committee. While the 2012 Investors Rights Agreement is in effect, there shall be an Independent Nominee Selection Committee of the Board. The purpose of the Independent Nominee Selection Committee shall be to designate the Independent Nominees (as defined in the 2012 Investor Rights Agreement) pursuant to Section 2.2(b)(iv) of the 2012 Investor Rights Agreement. The Independent Nominee Selection Committee shall be comprised as set forth in Section 2.2(b)(iv) of the 2012 Investor Rights Agreement.

Section 3. Meetings and Quorum of Independent Nominee Selection Committee. The Independent Nominee Selection Committee shall meet at least once annually and at any other time upon written or oral request of any member of the Independent Nominee Selection Committee. A quorum consisting of a majority of the members of the entire Independent Nominee Selection Committee must be present for the purpose of transacting any business of the Independent Nominee Selection Committee. The Independent Nominee Selection Committee shall keep minutes of its meetings.

Section 4. Vacancies of Independent Nominee Selection Committee. Vacancies in the membership of the Independent Nominee Selection Committee shall be filled by the Board at any regular meeting of the Board or at a special meeting called for such purpose.

ARTICLE VI

OFFICERS

Section 1. General; Functions and Duties. The Board, at its annual meeting, shall elect officers, including a Chair of the Board, a President, Chief Financial Officer, Secretary one or more Vice Presidents and such other officers as the Board from time to time may designate. The Board from time to time may fill vacancies in the office of any officer so elected, and may elect or appoint such other officers as the Board may determine. All such officers shall serve for such terms, exercise such powers, and perform such duties as shall be specified from time to time by resolution of the Board. Any two or more offices may be held by the same person, except that the same person may not hold concurrently the offices of President and Secretary. All officers shall have such authority and perform such duties in the management of the Bank as may be provided in these By-laws and as are necessarily incidental to the particular office. In addition to the powers hereinafter prescribed for certain officers, the Board may from time to time impose or confer upon any officer such additional powers and duties as the Board may see fit, and the Board from time to time may impose or confer any or all of the powers and duties hereinafter prescribed for any officer upon any other officer, except that the same person may not concurrently exercise the duties of President and Secretary.

Section 2. Appointment, Term and Removal. Unless otherwise provided in the resolution of the Board electing an officer or unless such officer sooner resigns, becomes disqualified, or is removed by the Board, the term of office of each officer shall extend to and expire at the meeting of the Board following the next annual meeting of stockholders. The Board may, with or without cause, suspend the authority of, or remove, any officer elected by the Board and demand from any officer at any time the inspection of any property of the Bank, including all books, documents, records or papers relating to the business of the Bank. The Board may delegate to any committee or officer the power to appoint and remove any subordinate officer or agent. Any suspension or removal shall be reported to the Board at the next regular meeting. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

Section 3. President. The President shall be the chief executive officer of the Bank. He shall perform all duties prescribed by law, the Board and these By-laws, including presiding at all stockholder meetings and conducting the general supervision of the affairs and business of the Bank and the management thereof; and prescribing those duties to be performed by other officers and employees of the Bank that are not prescribed by these By-laws or by resolution of the Board. The President shall also perform all duties incident to such office, subject to the control of the Board, and such other duties as may from time to time be assigned by the Board.

Section 4. Vice Presidents. Vice Presidents (which term shall include Executive Vice President, Senior Vice President, First Vice President and Assistant Vice President) shall perform such duties as from time to time may be assigned to them by the President or by the Board. In the absence or disability of the President, the most senior Vice President, in order of rank as fixed by the Board, shall perform all duties of the President.

Section 5. Chief Financial Officer. The Chief Financial Officer shall have charge of the accounting system of the Bank and of the funds, receipts and disbursements of the Bank. He shall be the custodian of all securities, notes and other evidences of indebtedness belonging to the Bank and shall have the authority to sign drafts, checks, notes, certificates of deposit and receipts for money delivered, and to perform all ordinary business transactions of the Bank and all other duties incident to his office, subject to the control of the Board, the Chair and the President, and such other duties as from time to time may be assigned to him by the Chair, the Board or the President.

Section 6. Secretary. The Secretary shall attend (whether in person or by means of conference telephone or similar communications equipment) all meetings of the Board, the stockholders and, when requested, the standing committees, and record all votes and the minutes of all such proceedings in a book or books maintained for that purpose at the principal office of the Bank. The Secretary shall act as the transfer agent for shares of the Bank’s stock. The Secretary shall be the custodian of the seal of the Bank and of all books and records of the Bank, including complete and current books and records containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when each became the record owner thereof. The Secretary shall cause all notices required to be given by the Bank in accordance with these By-laws or as required by law to be given and served, and in general shall perform all duties incident to the office of Secretary, subject to the control of the Chair, the President, and the Board, and such other duties as from time to time may be assigned to him by the Chair, the Board or the President.

Section 7. Compensation. The compensation of the officers shall be fixed from time to time by the Board and no officer shall be prevented from receiving compensation in his capacity as an officer by reason of the fact that he is also a director of the Bank.

ARTICLE VII

INDEMNIFICATION

Section 1. Indemnification. The Bank shall, to the fullest extent permitted by applicable law as now or hereafter in effect, indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such persons’ testator or intestate is or was a director, officer or employee of the Bank, or serves or served at the request of the Bank any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein.

The Bank may advance to any person entitled to indemnification hereunder all expenses, including attorneys’ fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person (i) to repay such amount in full if such person is ultimately found not to be entitled to indemnification and (ii) to repay such amount in part to the extent that the expenses so advanced exceeded the amount to which such person was entitled to be indemnified.

Nothing herein shall limit or affect any right of any person hereunder to indemnification of expenses, including attorneys’ fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

The indemnification of any person provided by this by-law shall continue after such person has ceased to be a director, officer or employee of the Bank or other enterprise referred to above and shall inure to the benefit of such person’s heirs, executors, administrators and legal representatives. No elimination of or amendment to this by-law shall deprive any person of his rights hereunder arising out of alleged or actual occurrences, acts or failures to act existing prior to such elimination or amendment.

The Bank shall provide notice of any payments or advances made or proposed to be made under this Article VI to the Superintendent of Banks and to the stockholders of the Bank as required by the New York Banking Law.

The Bank is authorized to enter into one or more agreements providing for the indemnification and advancement of expenses of directors.

ARTICLE VIII

SURETY BOND

Section 1. Bond. The Bank shall be secured by a blanket bond or bonds in the sum of at least $15 million covering all officers and employees of the Bank.

ARTICLE IX

EXECUTION OF INSTRUMENTS

Section 1. Authorized Signatures. The Board shall annually review and approve the signature authorization policy of the Bank and the designated person or persons having authority to sign checks, drafts notes, bonds, acceptances, deeds, leases, contracts, certificates of stock and all other instruments on behalf of the Bank. The Executive Committee shall make any interim changes to signing authority as it shall deem necessary. All written documents that must be executed under the seal of the Bank shall be signed by any two officers designated by the Board.

ARTICLE X

CERTIFICATES AND TRANSFERS OF STOCK

Section 1. Transfer of Stock. Transfers of shares of stock of the Bank shall be made only on the books of the Bank by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Bank and on surrender of the certificate or certificates of such shares. Every certificate surrendered to the Bank shall be marked “cancelled” with the date of cancellation, and no new certificate shall be issued in exchange therefor until the old certificate has been surrendered and cancelled or until the holder thereof has provided the Bank with an affidavit of loss and an indemnity in a form satisfactory to the Bank. A holder of record of shares of the Bank’s stock shall be deemed the owner thereof, and no transfer of stock shall be valid as against the Bank, its stockholders and creditors for any purpose, except as required by law, until such transfer shall have been entered in the records of the Bank.

Section 2. Certificates. The shares of stock of the Bank shall be represented by certificates in such form as shall be approved by the Board, but not inconsistent with the Organization Certificate, these By-laws or applicable law, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If the shares are represented by certificates, such certificates shall be numbered in the order of issuance, and each certificate shall bear on its face the number of the certificate, the date of its issuance, the number of shares represented, the person or entity to whom the certificate is issued, the name of the Bank and the total amount of the authorized capital stock of the class or series represented by such certificate.

Each certificate representing stock of the Bank shall have endorsed thereon a legend substantially to the following effect:

(i)	On the reverse of each stock certificate shall appear the following:

The shares represented by this certificate are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The shares represented by this certificate are subject to the provisions of the organization certificate of the Bank, as amended (the “Organization Certificate”),

a copy of which is on file at the office of the Superintendent of Banks of the State of New York and at the principal office of the Bank, and the By-laws of the Bank, as amended (the “By-laws”), a copy of which is on file at the principal office of the

Bank. The Organization Certificate sets forth a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued. The Bank will furnish a copy of the Organization Certificate and By-laws without charge to each registered holder of stock who so requests. No dividends of any amount are guaranteed by the Bank.

Section 3. Execution. All certificates of stock shall bear the corporate seal of the Bank and shall be signed by the Chair of the Board, any Vice Chair or the President and by the Secretary or the Assistant Secretary. The signatures shall be manual and the corporate seal may be either manual or a printed facsimile thereof.

Section 4. Lost, Stolen or Destroyed Certificates of Stock. In case of the loss, theft or destruction of a certificate of stock, a new certificate may be issued upon such terms as the Board prescribes subsequent to the Bank’s receipt of the certificate owner’s affidavit of facts asserting loss or destruction of such certificate. When authorizing issuance of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Bank a bond in such amount as the Board shall direct as indemnity against any claim that may be made against the Bank, any transfer agent or any registrar on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE XI

AMENDMENTS

Section 1. Amendments to By-laws. Except for amending Article III, Section 18, which shall require a vote of two-thirds of the entire Board, the By-laws may be amended or repealed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon or by a vote of a majority of the entire Board.

If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

Section 2. Amendments to Organization Certificate. Amendment of the Organization Certificate shall be authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon.

ARTICLE XII

AUDIT

Section 1. Audit. The fiscal year of the Bank shall commence on the first day of January in every year. At least once in every fiscal year there shall be an audit of the books and accounts of the Bank, and of any corporations a majority of the stock of which the Bank shall own and any partnerships of which any such corporation is a general partner, by independent public accountants of recognized standing to be designated by the Board.

ARTICLE XIII

MISCELLANEOUS

Section 1. Books. There shall be kept at the principal office of the Bank correct books of account of the business and transactions of the Bank, a copy of these By-laws and the stock record book of the Bank.

Section 2. Dividends. The Board may in its sole discretion to the extent permitted by law declare and pay dividends upon the Bank’s stock out of net profits from time to time, but no more frequently than quarterly. No dividends shall be declared, credited or paid so long as there is any impairment of capital stock.